CONSOLIDATED, AMENDED AND RESTATED
                              REVOLVING CREDIT NOTE
                      (City of Miami, Dade County, Florida)

$5,000,000                                                  Dated: June 21, 1995
                                                        Pittsburgh, Pennsylvania


             FOR VALUE RECEIVED, MCNEIL REAL ESTATE FUND XXVII, L.P., a Delaware limited partnership ("Borrower"), promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION, a national banking association or any subsequent holder hereof ("Lender") at its principal offices located at One PNC Plaza, 19th Floor, Fifth Avenue and Wood Street, Real Estate Banking, Pittsburgh, Pennsylvania 15265 (or at such other place or places as Lender may designate) the lesser of
(i) the principal sum of $5,000,000, or (ii) the aggregate unpaid principal balance of all advances of the Revolving Credit Loan (as hereinafter defined) made by Lender to Borrower pursuant to Section 2.01 of the Revolving Credit Loan Agreement (as hereinafter defined), plus interest thereon at the interest rates specified, in Section 2.01 of that certain Revolving Credit Loan Agreement (the "Loan Agreement") of even date herewith executed by Borrower and Lender, in accordance with the terms and conditions of this Consolidated, Amended and Restated Revolving Credit Note (the "Note"). This Note is secured, inter alia, by (i) a Mortgage, Assignment of Rents, Security Agreement and Financing Statement dated as of October 23, 1992 in favor of Community Bank, N.A., the predecessor in interest to Bank Midwest, N.A. ("Midwest"), as assigned by Midwest to Lender by Assignment of Note, Mortgage and Related Documents dated June 22, 1995, and modified by a Notice of Future Advance and Mortgage Modification Agreement executed by Borrower and Lender dated of even date herewith and as modified

THIS NOTE CONSOLIDATES, AMENDS, REPLACES AND RESTATES (1) THAT CERTAIN PROMISSORY NOTE OF BORROWER IN FAVOR OF COMMUNITY BANK, N.A., THE PREDECESSOR IN INTEREST TO BANK MIDWEST, N.A. ("MIDWEST"), DATED OCTOBER 23, 1992 IN THE ORIGINAL PRINCIPAL AMOUNT OF $7,000,000, AS ASSIGNED BY MIDWEST TO PNC BANK, NATIONAL ASSOCIATION (THE "ORIGINAL NOTE") AND (2) THAT CERTAIN FUTURE ADVANCE REVOLVING PROMISSORY NOTE OF BORROWER TO PNC BANK, NATIONAL ASSOCIATION DATED OF EVEN DATE HEREWITH IN THE PRINCIPAL AMOUNT OF $3,000,000 (THE "FUTURE ADVANCE NOTE"). THE ORIGINAL NOTE AND THE FUTURE ADVANCE NOTE ARE ATTACHED HERETO. THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL CONTROL THE OBLIGATIONS OF BORROWER WITH RESPECT TO THE INDEBTEDNESS EVIDENCED BY THE ORIGINAL NOTE AND THE FUTURE ADVANCE NOTE. THIS NOTE DOES NOT EVIDENCE ANY INDEBTEDNESS OF BORROWER IN EXCESS OF THE ORIGINAL NOTE AND THE FUTURE ADVANCE NOTE CONSOLIDATED, AMENDED, REPLACED AND RESTATED HEREBY. ALL REQUIRED INTANGIBLE AND DOCUMENTARY STAMP TAXES HAVE BEEN PAID IN CONNECTION WITH THE ORIGINAL NOTE AND THE FUTURE ADVANCE NOTE.

further by an Amended and Restated Mortgage and Security Agreement dated of even date herewith executed by Borrower and Lender (collectively, the "Mortgage"); and (ii) an Amended and Restated Assignment of Leases and Rents of even date herewith executed by Borrower and Lender, all encumbering property located in Dade County, Florida. To the extent not inconsistent or in conflict with the provisions of this Note, all of the terms, definitions, conditions and covenants of the Mortgage are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Mortgage.

                  The Original Note and the Future Advance Note are hereby consolidated, amended and restated as follows:

                  FOR VALUE RECEIVED, the undersigned, McNEIL REAL ESTATE FUND XXVII, L.P., a Delaware limited partnership (herein called the "Borrower"), whose address is 13760 Noel Road, Suite 700, Dallas, Texas 75240, hereby promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "Lender") the lesser of (i) the principal sum of Five Million U.S. dollars (U.S. $5,000,000), or (ii) the aggregate unpaid principal balance of all advances of the Revolving Credit Loan made by the Lender to the Borrower pursuant to Section
2.01 of the Revolving Credit Loan Agreement dated as of the date hereof between the Borrower and the Lender (the "Loan Agreement"), payable on the Maturity Date.

                  All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Loan Agreement.

                  The borrower shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to Article III of, or as other wise provided in, the Loan Agreement.

                  Upon the occurrence of an Event of Default under the Loan Agreement, following the expiration of any applicable grace period, the Borrower shall pay interest on the entire principal amount of the then outstanding advances of the Revolving Credit Loan evidenced by this Revolving Credit Note at a rate per annum (based on a year of 360 days and actual days elapsed) equal to four percent (4%) above the Prime Rate (the "Default Rate"). Such interest rate will accrue before and after any judgment has been entered and shall continue until the date paid.

                  Borrower shall pay to Lender, upon demand, a late payment charge equal to five percent (5%) of the amount of any payment not received within ten (10) days of the date such payment is due.

                  Subject to the provisions of the Loan Agreement, interest on this Revolving Credit Note will be payable on the first Business Day of each calendar month after the date hereof up to and including the Maturity Date.

                  If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                  Subject to the provisions of the Loan Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Lender located at One PNC Plaza, 19th Floor, Real Estate Banking, Fifth Avenue and Wood Street, Pittsburgh,
Pennsylvania 15265, in lawful money of the United States of America in immediately available funds, which may include payment by check drawn on a lending institution located within the United States of America.

                  This Revolving Credit Note is the Revolving Credit Note referred to in, and is entitled to the benefits of, the Loan Agreement and other Loan Documents, including the representations, warranties, covenants, conditions, security interests or Liens contained or granted therein. The Loan Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.

                  The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Credit Note and the Loan Agreement except as may be otherwise expressly set forth therein.

                   This Revolving Credit Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the "Borrower" and the "Lender" shall be deemed to apply to the Borrower and the Lender, respectively, and their respective successors and assigns.

              WARRANT OF ATTORNEY TO ENTER JUDGMENT BY CONFESSION.

                  (i) THE BORROWER ACKNOWLEDGES THAT (a) IT HAS READ AND UNDERSTANDS, AFTER CONSULTATION WITH ITS COUNSEL, THAT THE PROVISIONS OF PARAGRAPH (ii) BELOW COULD ENABLE THE LENDER TO OBTAIN A JUDGMENT AGAINST THE BORROWER AND COMMENCE EXECUTION PROCEEDINGS THAT RESULT IN THE SEIZURE OF ASSETS OF THE BORROWER, IN EITHER CASE, WITHOUT THE BORROWER HAVING THE BENEFIT OF PRIOR NOTICE OR A HEARING; AND (b) THE BORROWER NEVERTHELESS KNOWINGLY AND VOLUNTARILY AGREES TO SUCH POSSIBLE CONSEQUENCES AND THE PROVISIONS OF PARAGRAPH
(ii) BELOW.

                  (ii) FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT BORROWER DOES HEREBY EMPOWER ANY ATTORNEY OF ANY COURT OF RECORD AND, WITH OR WITHOUT A COMPLAINT OR DECLARATION FILED, CONFESS A JUDGMENT OR JUDGMENTS AGAINST BORROWER AND IN FAVOR OF LENDER OR LENDER'S SUCCESSORS OR ASSIGNS IN ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA FOR THE UNPAID PRINCIPAL BALANCE HEREOF, AND ALL INTEREST HEREON, TOGETHER WITH COSTS OF SUIT AND AN ATTORNEY'S COMMISSION OF 10% FOR COLLECTION. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, AND MAY BE EXERCISED FROM TIME TO TIME AND AS OFTEN AS LENDER OR ITS SUCCESSORS OR ASSIGNS SHALL DEEM NECESSARY OR DESIRABLE. ANY SUCH JUDGMENT SHALL BE FULLY ENFORCEABLE UP TO THE AMOUNT DUE FROM BORROWER AT THE TIME ENFORCEMENT OF THE JUDGMENT IS SOUGHT, PLUS AN ATTORNEY'S COMMISSION OF 10% FOR COLLECTION. BORROWER HEREBY FOREVER WAIVES AN RELEASES ANY AND ALL ERRORS IN SAID PROCEEDINGS, WAIVES STAY OF EXECUTION, STAY, CONTINUANCE OR ADJOURNMENT OF SALE ON EXECUTION, THE RIGHT TO PETITION TO SET ASIDE OR ORDER A RESALE, THE RIGHT TO EXCEPT TO THE SHERIFF'S SCHEDULE OF PROPOSED DISTRIBUTION, THE RIGHT OF INQUISITION AND EXTENSION OF TIME OF PAYMENT, AND AGREES TO CONDEMNATION OF ANY PROPERTY LEVIED UPON BY VIRTUE OF ANY EXECUTION ISSUED ON ANY SUCH JUDGMENT, AND BORROWER SPECIFICALLY WAIVES ALL EXEMPTIONS FROM LEVY AND SALE OF ANY PROPERTY THAT NOW IS OR MAY HEREAFTER BE EXEMPT UNDER ANY EXISTING OR FUTURE LAWS OF THE UNITED STATES OF AMERICA OR THE COMMONWEALTH OF PENNSYLVANIA OR OF ANY OTHER JURISDICTION.

                  Borrower agrees that this Revolving Credit Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (without giving effect to Pennsylvania's principles of conflicts of law). Borrower agrees that the Courts of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of
Pennsylvania shall have exclusive jurisdiction and venue with respect to all actions by or against Borrower under or pursuant to this Revolving Credit Note and hereby consents to the jurisdiction of such courts and to service of process, effective upon receipt by personal service, overnight express delivery or registered or certified mail to Borrower at the address given in the first paragraph hereof. Borrower shall promptly notify Lender in writing of any change in Borrower's address.

                  BORROWER WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON OR RELATED TO THE SUBJECT MATTER OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS RELATED TO ANY OF THE LOAN DOCUMENTS. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS OR HAVE MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER ACKNOWLEDGES THAT BORROWER HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT BORROWER HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. BORROWER AGREES THAT THE OBLIGATIONS EVIDENCED BY THIS NOTE ARE EXEMPTED TRANSACTIONS UNDER THE TRUTH-IN-LENDING ACT, 15 U.S.C. SECTION 1061, ET SEQ.

                  This is a sealed instrument.

                  Borrower has executed this consolidated, Amended and Restated Revolving Credit Note as of the day and year first above written.


                                         McNEIL REAL ESTATE FUND XXVII,
                                         L.P., a Delaware limited partnership

                                         By:      McNeil Partners, L.P., a
                                                  Delaware limited partnership,
                                                  its general partner

                                         By:      McNeil Investors, Inc.,
                                                  a Delaware Corporation,
                                                  its general partner

                                         By:      s/s Donald K. Reed
                                                  ----------------------------
                                         Name:    Donald K. Reed
                                                  ----------------------------
                                         Title:   President
                                                  ----------------------------